Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-56428 and 333-75720) of American Physicians Capital, Inc. of our report dated March 16, 2005 relating to the December 31, 2004 financial statements which appears in the December 31, 2005 Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 13, 2006